                                                                      Exhibit 11
                                                                     Page 1 of 3


                            Southwest Airlines Co.
                       Computation of Earnings Per Share
                     For the Year Ended December 31, 1994

                                                                    Fully
                                                  Primary          Diluted
                                              ---------------   --------------

Weighted average shares outstanding              143,046,509      143,046,509

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)            4,258,865        4,259,233
                                              ---------------   --------------

Weighted average common and common
  equivalent shares                              147,305,374      147,305,742
                                              ===============   ==============

Earnings for per share computations             $179,331,000     $179,331,000
                                              ===============   ==============

Earnings per common and common equivalent              $1.22            $1.22
share
                                              ===============   ==============

                                                                      Exhibit 11
                                                                     Page 2 of 3


                            Southwest Airlines Co.
                       Computation of Earnings Per Share
                     For the Year Ended December 31, 1993

                                                                        Fully
                                                    Primary            Diluted
                                                ---------------     -------------

Weighted average shares outstanding                142,622,160       142,622,160

Shares issuable upon exercise of outstanding
  stock options (treasury stock method)              4,522,408         4,676,476
                                                ---------------     -------------

Weighted average common and common
  equivalent shares                                147,144,568       147,298,636
                                                ===============     =============

Earnings for per share computation before
 cumulative                                       $154,284,000      $154,284,000
  effect of accounting changes

Cumulative effect of accounting change              15,259,000        15,259,000
                                                ---------------     -------------


Earnings for per share computation after
  cumulative effect of accounting changes         $169,543,000      $169,543,000
                                                ===============     =============

Earnings for per common and common
 equivalent
  share before cumulative effect of accounting           $1.05             $1.05
  change                                        ===============     =============


Earnings for per common and common
 equivalent share after cumulative effect of             $1.15             $1.15
  accounting change                             ===============     =============

Note: The share and per share amounts have been adjusted to reflect the three-for-two stock split distributed July 15, 1993.

                                                                      Exhibit 11
                                                                     Page 3 of 3

                            Southwest Airlines Co.
                       Computation of Earnings Per Share
                     For the Year Ended December 31, 1992


                                                                                Fully
                                                             Primary           Diluted
                                                          --------------    --------------
Weighted average shares outstanding                         138,967,858      138,967,858

Shares issuable upon exercise of outstanding  stock
  options (treasury stock method)                             3,978,032        4,148,157

Shares applicable to subordinated debentures coverted
  in first quarter 1992                                              --        1,013,918
                                                         ---------------   --------------

Weighted average common and common
  equivalent shares                                         142,945,890      144,129,933
                                                         ===============   ==============

Pro forma earnings before cumulative effect of
  accounting change                                        $ 97,385,000     $ 97,385,000
Add:  Interest on $35,000,000 convertible
         debentures                                            N/A               443,000
Less:  Tax effect @ 38.5%                                      N/A              (170,000)
                                                         ---------------   --------------

Pro forma earnings for per share computations before
  cumulative effect of accounting change                   $ 97,385,000     $ 97,658,000

Cumulative effect of accounting change                       12,538,000       12,538,000
                                                         ---------------   --------------

Pro forma earnings for per share computations after
   cumulative effect of accounting change                  $109,923,000     $110,196,000
                                                         ===============   ==============

Pro forma earnings for per common and common
  equivalent share before cumulative effect of
   accounting                                                     $0.68            $0.68
  change
                                                         ===============   ==============

Pro forma earnings for per common and common
  eqivalent share after cumulative effect of accounting
  change                                                          $0.77            $0.76
                                                         ===============   ==============

Note: The share and per share amounts have been adjusted to reflect the three-for-two stock and the two-for-one stock splits distributed July 15, 1993 and July 15, 1992, respectively.